UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

ClubCorp Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (this “Form 8-K”) is filed by ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), in connection with the matters described herein.

Item 8.01.             Other Events.

On July 23, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Fillmore CCA Investment, LLC (the “Selling Stockholder”), an affiliate of KSL Capital Partners, LLC and Goldman, Sachs & Co. (the “Underwriter”), with respect to a registered underwritten public offering of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be sold by the Selling Stockholder. The Underwriting Agreement grants the Underwriter a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock from the Selling Stockholder. The Selling Stockholder sold the Shares to the Underwriter at a price of $23.17 per Share.

The sale of the Shares by the Selling Stockholder was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-199504) (the “Registration Statement”), including a prospectus supplement dated July 23, 2015 (the “Prospectus Supplement”) to the prospectus contained therein dated October 31, 2014 (the “Base Prospectus”), filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

In connection with the offering by the Selling Stockholder of the Shares, the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K in order to be incorporated by reference into the Registration Statement, the Base Prospectus and the Prospectus Supplement.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 23, 2015, among the Company, the Selling Stockholder and Goldman, Sachs & Co., as the Underwriter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
1.1	Underwriting Agreement, dated July 23, 2015, among the Company, the Selling Stockholder and Goldman, Sachs & Co., as the Underwriter.